UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

MLM INDEX FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229 Leveraged Series: 22-3722683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street
Suite 510
Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 924-8868

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 6, 2008, the Board of Directors of Mount Lucas Management Corporation (the “Board of Directors”), on behalf of MLM Index Fund (the “ Registrant ”), determined to dismiss Grant Thornton LLP (“Grant Thornton”) as the Registrant’s independent registered public accounting firm.  Grant Thornton was advised of such determination on June 6, 2008.

The audit reports of Grant Thornton on the Registrant’s financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ending December 31, 2007 and 2006 and through June 6, 2008, there were (1) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to such disagreement in its report on the Company’s financial statements for such periods, and (2) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has provided Grant Thornton with a copy of this Current Report on Form 8-K and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree.  The letter from Grant Thornton to the Securities and Exchange Commission dated as of June 10, 2008, is attached as Exhibit 16.1 to this Current Report.

Appointment of New Independent Registered Public Accounting Firm

The Board of Directors approved the engagement of Eisner LLP (“ Eisner ”) as the independent registered public accounting firm for the Registrant on June 6, 2008.  During Registrant’s two most recent fiscal years and the interim period prior to engaging Eisner, neither the Registrant, Mount Lucas Management Corporation, nor anyone on their behalf consulted Eisner, on behalf of the Registrants, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Registrants’ financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2008

MLM INDEX FUND
(Registrant)

By:	/s/ James A. Mehling
James A. Mehling
Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Title

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated June 10, 2008